UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	4700	20-2705720
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

333 108th Avenue N.E.

Bellevue, WA 98004

(425) 679-7200

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Burke F. Norton, Esq.

Executive Vice President, General Counsel and Secretary

333 108th Avenue N.E.

Bellevue, WA 98004

(425) 679-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Nussbaum, Esq.

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Classic Vacations, LLC*	Nevada	4700	04-3612673
Egencia LLC*	Nevada	4700	02-0629848
Expedia, Inc.*	Washington	4700	91-1996083
Expedia US, Inc.*	Nevada	4700	20-0845822
Hotels.com GP, LLC*	Texas	4700	75-2942059
Hotels.com, L.P.*	Texas	4700	75-2942061
Hotwire, Inc.*	Delaware	4700	74-2938016
HRN 99 Holdings, LLC*	New York	4700	13-4179783
IAN.com, LP*	Delaware	4700	42-1612329
Interactive Affiliate Network, LLC*	Delaware	4700	42-1612328
Travelscape, LLC*	Nevada	4700	88-0392667
TripAdvisor Holdings, LLC*	Massachusetts	2741	01-0852361
TripAdvisor LLC*	Delaware	2741	04-3503532

*	All subsidiary guarantor registrants have the following principal executive office:

c/o Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

(425) 679-7200

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-4, initially filed with the Securities and Exchange Commission on September 29, 2010 (File No. 333-169654 through 333-169654-13), is to file revised versions of Exhibit 5.1, Exhibit 5.2, Exhibit 5.3, Exhibit 5.4, Exhibit 5.5, Exhibit 5.6, Exhibit 23.1, Exhibit 23.2, Exhibit 23.3, Exhibit 23.4, Exhibit 23.5 and Exhibit 23.6 to the Registration Statement. This Amendment No.1 does not modify any provisions of the prospectus constituting Part I or Items 20 or 22 of the Registration Statement. Accordingly, this Amendment No. 1 does not include a copy of the prospectus.

EXPEDIA, INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Expedia, Inc.

Expedia’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Expedia’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of Expedia, or by reason of the fact that he is or was a director or officer of Expedia and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors. Expedia’s bylaws include within this right to indemnification the right to be paid by Expedia the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to Expedia to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by Expedia. From time to time, Expedia’s officers and directors may be provided with indemnification agreements that are consistent with or greater than the foregoing provisions. Expedia has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Expedia is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this Registration Statement may contain provisions regarding indemnification of Expedia’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

Subsidiary Guarantor Registrants

Delaware Corporation Guarantors—Hotwire, Inc.

For a description of Delaware law see above under the heading “Expedia, Inc.” Hotwire, Inc.’s bylaws provide generally for indemnification to the fullest extent not prohibited by Delaware law for directors and executive officers of the corporation.

Delaware Limited Liability Company Guarantors—TripAdvisor LLC; Interactive Affiliate Network, LLC

Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to such standards and restrictions, if any, as are set forth in such limited liability company’s limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. TripAdvisor LLC’s limited liability company agreement requires the company to indemnify past and present members, officers, directors, shareholders, partners, employees, consultants, representatives, advisors and agents of TripAdvisor LLC and any member thereof to the full extent permitted by Delaware law, except that any such person or entity who or which initiates an action, suit or proceeding will only be indemnified if the action, suit or proceeding was authorized by the sole member of TripAdvisor LLC. Interactive Affiliate Network, LLC’s limited liability company agreement contains no indemnification provision.

Delaware Limited Partnership Guarantor—IAN.com, LP

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership, subject to such standards and restrictions, if any, as are set forth in such limited partnership’s limited partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. IAN.com, LP’s agreement of limited partnership requires indemnification of partners, officers, employees and other representatives of IAN.com, LP and any manager, member of any executive committee of any partner, officer, director, employee, administrator, trustee, general or limited partner of any partner, shareholder, member, beneficiary or other holder of an equity interest of any partner or officer, director, employee or other authorized representative of any of the foregoing or any of their affiliates to the full extent permitted by Delaware law.

Texas Limited Partnership Guarantor—Hotels.com, L.P.

Hotels.com, L.P.’s agreement of limited partnership requires it to indemnify, to the fullest extent permitted by law, each general partner, its affiliates and their respective officers, directors, partners, employees and agents against all losses, costs, liabilities, damages and expenses (including fees and disbursements of counsel) that any of them may incur as a general partner or in performing the obligations of the general partner, but excluding any such items incurred as a result of something for which the general partner is liable as a result of the failure to satisfy its standards of performance under the agreement of limited partnership, which generally require the general partner to perform its duties in good faith and in the best interests of the partnership and to devote such time and effort as is reasonably necessary to manage the limited partnership prudently. Hotels.com, L.P.’s agreement of limited partnership further requires it to advance to each such person expenses associated with the defense of any related action.

Chapter 8 of the Texas Business Organizations Code (the “TBOC”) requires a limited partnership to indemnify a general partner against reasonable expenses actually incurred by such person in connection with a proceeding in which such person is a respondent because such person is or was a general partner if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Further, Chapter 8 of the TBOC permits a limited partnership to indemnify a general partner that was, is, or is threatened to be made a respondent in a proceeding against judgments and expenses that are reasonable and actually incurred by such person in connection with such proceeding if it is determined that: (1) such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in such person’s official capacity, that such person’s conduct was in the limited partnership’s best interest and, in any other case, that such person’s conduct was not opposed to the limited partnership’s best interests, and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe such person’s conduct was

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unlawful and (2) with respect to expenses, the amount of such expenses is reasonable. Under Chapter 8 of the TBOC, indemnification of a general partner that is found liable to the limited partnership or found liable because such person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred, (2) does not include a judgment, a penalty, a fine, or an excise or similar tax and (3) may not be made if such person has been found liable for (a) willful or intentional misconduct in the performance of any duties to the limited partnership, (b) breach of any duty of loyalty owed to the limited partnership or (c) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person to the limited partnership.

Chapter 8 of the TBOC permits a limited partnership to pay or reimburse reasonable expenses incurred by a general partner who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the required determinations after the limited partnership receives (1) a written affirmation by the general partner of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Chapter 8 of the TBOC.

Chapter 8 of the TBOC permits a limited partnership to indemnify and advance expenses to persons other than a general partner, including officers, employees or agents, as provided by the limited partnership’s agreement of limited partnership, action of the general partner or contract, among other means.

Chapter 8 of the TBOC provides that a written partnership agreement of a limited partnership may restrict the circumstances under which the limited partnership must or may indemnify or may advance expenses to a person under such Chapter 8 of the TBOC.

Chapter 8 of the TBOC permits a limited partnership to purchase or procure or establish and maintain insurance or other arrangements to indemnify and hold harmless its general partners, officers, employees and agents against any liability (1) asserted against and incurred by such person in that capacity or (2) arising out of the person’s status in that capacity, without regard to whether the limited partnership otherwise would have the power to indemnify such person against that liability under Chapter 8 of the TBOC.

Texas Limited Liability Company Guarantor—Hotels.com GP, LLC

Hotels.com GP, LLC’s articles of organization expressly empower the company (1) to indemnify persons for whom indemnification is permitted by statutes governing Texas corporations to the fullest extent permissible under such statutes and (2) to purchase insurance as the company deems necessary or appropriate. Hotels.com GP, LLC’s articles of incorporation further provide that such power is cumulative of powers and/or rights under law, the regulations of the company, contract or otherwise.

Hotels.com GP, LLC’s regulations require it to indemnify, to the fullest extent permitted by the TBOC (or by its predecessor limited liability company and corporation statutes as in effect from time to time since the adoption of the regulations on June 28, 2001 to the extent such statutes provided broader indemnification rights), each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that such person is or was a manager of the company or, while a manager, is or was serving at the request of the company as a manager, director, officer, partner or similar functionary of another entity against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such proceeding. Hotels.com GP, LLC’s regulations further expressly provide that rights to indemnification under the regulations include the right to be paid or reimbursed by the company the reasonable expenses incurred by an indemnifiable person who was, is, or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification, but only upon delivery to the company of (1) a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified.

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Chapter 8 of the TBOC does not apply to a limited liability company unless the governing documents of the company adopt such provisions. Under Chapter 8 of the TBOC, the governing documents of a limited liability company are not required to adopt the provisions of Chapter 8 of the TBOC and may contain other provisions relating to indemnification, advancement of expenses and insurance. The indemnification, including advancement of expenses, of managers set forth in Hotels.com GP, LLC’s regulations is expressly limited to indemnification permitted by the TBOC.

The provisions of Chapter 8 of the TBOC require a manager-managed limited liability company to indemnify a manager against reasonable expenses actually incurred by such person in connection with a proceeding in which such person is a respondent because such person is or was a manager if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Further, the provisions of Chapter 8 of the TBOC permit a manager-managed limited liability company to indemnify a manager that was, is, or is threatened to be made a respondent in a proceeding against judgments and expenses that are reasonable and actually incurred by such person in connection with such proceeding if it is determined that: (1) such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in such person’s official capacity, that such person’s conduct was in the limited liability company’s best interest and, in any other case, that such person’s conduct was not opposed to the limited liability company’s best interests, and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe such person’s conduct was unlawful and (2) with respect to expenses, the amount of expenses is reasonable. Under the provisions of Chapter 8 of the TBOC, indemnification of a manager that is found liable to the limited liability company or found liable because such person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred, (2) does not include a judgment, a penalty, a fine, or an excise or similar tax, and (3) may not be made if such person has been found liable for (a) willful or intentional misconduct in the performance of any duties to the limited liability company, (b) breach of any duty of loyalty owed to the limited liability company or (c) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person to the limited liability company. The indemnification provisions of the TBOC’s predecessor corporation statute as in effect from and after the adoption of Hotels.com GP, LLC’s regulations are generally consistent with those of the TBOC, except that the indemnification provisions of such predecessor statute did not expressly prohibit indemnification against reasonable expenses actually incurred in connection with a proceeding in which the indemnifiable person is found liable for (a) a breach of any duty of loyalty or (b) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person.

The provisions of Chapter 8 of the TBOC permit a limited liability company to pay or reimburse reasonable expenses incurred by a manager who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the required determinations after the limited liability company receives (1) a written affirmation by the manager of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by such person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Chapter 8 of the TBOC.

Hotels.com GP, LLC’s regulations permit the company, by adoption of a resolution of the managers, to indemnify and advance expenses to an officer, employee or agent of the company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to a manager under the regulations and to indemnify and advance expenses to others who are or were serving at the request of the company as a manager, director, officer, partner or similar functionary of another entity against liabilities asserted against such person and incurred by such person in such capacity or arising out of such person’s status as such a person to the same extent that it may indemnify and advance expenses to a manager under the Hotels.com GP, LLC’s regulations.

Chapter 8 of the TBOC permits a manager-managed limited liability company to indemnify and advance expenses to persons other than a manager, including officers, employees, or agents, as provided by the limited liability company’s governing documents, action of the general partner, or contract, among other means.

Hotels.com GP, LLC’s regulations permit the company to purchase and maintain insurance to protect any person who is or was serving as a manager, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, officer, partner or similar functionary of another entity against any expense, liability, or loss, whether or not the company would have the power to indemnify such person against such expense, liability, or loss under its regulations.

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New York Limited Liability Company Guarantor—HRN 99 Holdings, LLC

Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. HRN 99 Holdings, LLC’s operating agreement requires indemnification to the full extent permitted by law for a manager or member for any loss, damage or claim incurred by such manager or member by reason of any act or omission performed or omitted to be performed by such manager or member in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such manager or member by the company’s operating agreement, except that no manager or member will be indemnified in respect of any loss, damage or claim incurred by such manager or member by reason of willful misconduct with respect to such act or omission.

Nevada Corporation—Expedia US, Inc.

Section 78.7502(1) of the Nevada Revised Statutes permits indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502(2) of the Nevada Revised Statutes permits indemnification of any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Section 78.7502(2) of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee and agent of the corporation for any liability asserted against him and liability and expenses incurred by him in such capacity, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. Expedia US, Inc.’s bylaws provide for indemnification to the fullest extent permitted by Nevada law and provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Nevada Limited Liability Company Guarantors—Classic Vacations, LLC; Egencia LLC; Travelscape, LLC

Section 86.411 of the Nevada Revised Statutes permits indemnification (in a proceeding other than by the company) of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason

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of the fact that he is or was a manager, member, employee or agent of the company, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 86.421 of the Nevada Revised Statutes permits indemnification (in a proceeding by the company) of any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the company, against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the company. Section 86.421 of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 86.461 of the Nevada Revised Statutes allows a company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company for any liability asserted against him and liability and expenses incurred by him in such capacity, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Classic Vacations, LLC’s operating agreement, Egencia LLC’s operating agreement and Travelscape, LLC’s operating agreement require indemnification to the fullest extent permitted by Chapter 86 of the Nevada Revised Statutes of the member, any other person designated by the member as a covered person, or any person who at the time of the act or omission in question was a member or a person designated by a member as a covered person.

Washington Corporation Guarantor—Expedia, Inc.

Washington Business Corporation Act (the “WBCA”) (See RCW 23B.08.510) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director in situations where (1) the individual acted in good faith; (2) the individual reasonably believed in the case of conduct in the individual’s official capacity that the conduct was in the corporation’s best interests; and (3) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests, and in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that the personal benefit was improperly received. Indemnification pursuant to RCW 23B.08.510 is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful in the defense of any proceeding to which he was a party because of being a director of the corporation.

Expedia, Inc.’s (a Washington corporation and wholly owned subsidiary of Expedia (“Expedia (WA)”)) amended and restated articles of incorporation generally require the indemnification of the corporation’s directors and officers to the full extent permitted by the WBCA, but shall not apply to (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of the law; (2) conduct of the director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director was not legally entitled.

Expedia (WA)’s bylaws generally provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the WBCA with respect to third-party actions, suits, investigations or proceedings; provided that any such person has met the applicable standard of conduct set forth in the WBCA. Expedia (WA)’s bylaws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. Expedia (WA)’s bylaws allow the

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corporation to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the corporation. From time to time, Expedia (WA)’s officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. Expedia (WA) has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia (WA) believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this Registration Statement may contain provisions regarding indemnification of Expedia (WA)’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

Massachusetts Limited Liability Company Guarantor—TripAdvisor Holdings, LLC

The Massachusetts Limited Liability Company Act (Mass. Gen. Laws ch. 156C) permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. TripAdvisor Holdings, LLC’s limited liability company agreement requires indemnification of every person who is or has been a member, manager, director, officer or certain other covered persons of the company in connection with claims or proceedings in which he became involved by virtue of his having been a member, manager, director, officer or certain other covered person of the company to the fullest extent authorized by the Massachusetts Limited Liability Company Act. No indemnification shall be provided for any person with respect to any matter as to which that person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the person’s action was in the best interest of the company. TripAdvisor Holdings, LLC is permitted to purchase insurance to protect itself and those persons protected under the indemnification provisions of its limited liability company agreement.

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Item 21.	Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Expedia, Inc. (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on August 15, 2005)

3.2	Amended and Restated By-Laws of Expedia, Inc. (incorporated herein by reference to Exhibit 3.3 to our Current Report on Form 8-K, filed on August 15, 2005)

4.1	Indenture, dated as of August 5, 2010, by and among Expedia, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, governing Expedia, Inc.’s 5.95% Senior Notes due 2020 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on August 10, 2010)

4.2	Registration Rights Agreement, dated August 5, 2010, by and among Expedia, Inc., the Guarantors party thereto and Banc of America Securities LLC and J.P. Morgan Securities Inc. in relation to Expedia, Inc.’s 5.95% Senior Notes due 2020 (incorporated herein by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on August 10, 2010)

5.1*	Legal opinion of Wachtell, Lipton, Rosen & Katz

5.2*	Legal Opinion of Bingham McCutchen LLP

5.3*	Legal Opinion of Holland & Hart, LLP

5.4*	Legal Opinion of Jones Day

5.5*	Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP

5.6*	Legal Opinion of Perkins Coie, LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2*	Consent of Bingham McCutchen LLP (contained in Exhibit 5.2)

23.3*	Consent of Holland & Hart, LLP (contained in Exhibit 5.3)

23.4*	Consent of Jones Day (contained in Exhibit 5.4)

23.5*	Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.5)

23.6*	Consent of Perkins Coie, LLP (contained in Exhibit 5.6)

23.7	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney

25.1	Statement of Eligibility of Trustee

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter from Expedia, Inc. to Brokers, Dealers

99.4	Form of Letter to Clients

*	filed herewith

II-8

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and/or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

EXPEDIA, INC.

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Dara Khosrowshahi)	President and Chief Executive Officer, Director (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Officer and Controller (Principal Accounting Officer)	November 9, 2010

* (Barry Diller)	Director (Executive Chairman of the Board)	November 9, 2010

* (Victor A. Kaufman)	Director (Vice Chairman)	November 9, 2010

* (A. George Battle)	Director	November 9, 2010

* (Craig A. Jacobson)	Director	November 9, 2010

* (Jonathan L. Dolgen)	Director	November 9, 2010

* (William R. Fitzgerald)	Director	November 9, 2010

* (José A. Tazón)	Director	November 9, 2010

* (Peter M. Kern)	Director	November 9, 2010

* (John C. Malone)	Director	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

HOTWIRE, INC.

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Clement Bason)	President (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Office (Principal Accounting Officer)	November 9, 2010

* (Dara Khosrowshahi)	Director	November 9, 2010

/S/ BURKE F. NORTON (Burke F. Norton)	Secretary and Director	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

EXPEDIA, INC. (a Washington Corporation)

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Dara Khosrowshahi)	President and Chief Executive Officer, Director (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Officer and Controller (Principal Accounting Officer)	November 9, 2010

/S/ BURKE F. NORTON (Burke F. Norton)	Secretary and Director	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

EXPEDIA US, INC.

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Dara Khosrowshahi)	President, Director (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Officer (Principal Accounting Officer)	November 9, 2010

/S/ BURKE F. NORTON (Burke F. Norton)	Secretary and Director	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

CLASSIC VACATIONS, LLC

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Greg Bernd)	Co-President (Principal Executive Officer)	November 9, 2010

* (David Hu)	Co-President (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Officer (Principal Accounting Officer)	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

HOTELS.COM GP, LLC

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Dara Khosrowshahi)	President, Manager (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Officer (Principal Accounting Officer)	November 9, 2010

/S/ BURKE F. NORTON (Burke F. Norton)	Secretary and Manager	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

HOTELS.COM GP, LLC IAN.COM, L.P.

By:	HOTELS.COM GP, LLC, its general partner

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Dara Khosrowshahi)	President, Manager of Hotels.com GP, LLC (the general partner) (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

/S/ BURKE F. NORTON (Burke F. Norton)	Secretary and Manager of Hotels.com GP, LLC (the general partner)	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

HRN 99 HOLDINGS, LLC

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ MICHAEL B. ADLER (Michael B. Adler)	Manager (Principal Executive Officer)	November 9, 2010

/S/ BURKE F. NORTON (Burke F. Norton)	Manager (Principal Executive Officer)	November 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

INTERACTIVE AFFILIATE NETWORK, L.L.C. TRAVELSCAPE, LLC

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Dara Khosrowshahi)	President (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Officer (Principal Accounting Officer)	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

TRIPADVISOR HOLDINGS, LLC
TRIPADVISOR, LLC

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Stephen Kaufer)	President and Chief Executive Officer (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Officer (Principal Accounting Officer)	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 9, 2010.

EGENCIA, LLC

By:	/S/ MICHAEL B. ADLER
Name:	Michael B. Adler
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Dara Khosrowshahi)	Chief Executive Officer (Principal Executive Officer)	November 9, 2010

/S/ MICHAEL B. ADLER (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	November 9, 2010

* (Patricia L. Zuccotti)	Chief Accounting Officer (Principal Accounting Officer)	November 9, 2010

*by: /S/ BURKE F. NORTON Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Expedia, Inc. (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on August 15, 2005)

3.2	Amended and Restated By-Laws of Expedia, Inc. (incorporated herein by reference to Exhibit 3.3 to our Current Report on Form 8-K, filed on August 15, 2005)

4.1	Indenture, dated as of August 5, 2010, by and among Expedia, Inc., the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, governing Expedia, Inc.’s 5.95% Senior Notes due 2020 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on August 10, 2010)

4.2	Registration Rights Agreement, dated August 5, 2010, by and among Expedia, Inc., the Guarantors party thereto and Banc of America Securities LLC and J.P. Morgan Securities Inc. in relation to Expedia, Inc.’s 5.95% Senior Notes due 2020 (incorporated herein by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on August 10, 2010)

5.1*	Legal opinion of Wachtell, Lipton, Rosen & Katz

5.2*	Legal Opinion of Bingham McCutchen LLP

5.3*	Legal Opinion of Holland & Hart, LLP

5.4*	Legal Opinion of Jones Day

5.5*	Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP

5.6*	Legal Opinion of Perkins Coie, LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2*	Consent of Bingham McCutchen LLP (contained in Exhibit 5.2)

23.3*	Consent of Holland & Hart, LLP (contained in Exhibit 5.3)

23.4*	Consent of Jones Day (contained in Exhibit 5.4)

23.5*	Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.5)

23.6*	Consent of Perkins Coie, LLP (contained in Exhibit 5.6)

23.7	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney

25.1	Statement of Eligibility of Trustee

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter from Expedia, Inc. to Brokers, Dealers

99.4	Form of Letter to Clients

*	filed herewith